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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                               SUMMIT DESIGN, INC.
               (Exact name of Registrant as specified in its charter)


            DELAWARE                                   93-1137888
            --------                                   ----------
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

               9305 S. W. GEMINI DRIVE, BEAVERTON, OREGON 97008
                   (Address of Principal Executive Officer)

                           ------------------------

                       TRIQUEST DESIGN AUTOMATION, INC.
                            1995 STOCK OPTION PLAN

                            (Full Title of the Plan)

                           ------------------------

                                LARRY J. GERHARD
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SUMMIT DESIGN, INC.
                            9305 S. W. GEMINI DRIVE
                            BEAVERTON, OREGON 97008
                                (503) 643-9281
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------
                                    Copy to:
                             STEVEN V. BERNARD, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM
                                          AMOUNT TO BE    OFFERING PRICE PER      PROPOSED MAXIMUM              AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)         SHARE(2)      AGGREGATE OFFERING PRICE       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value               196,538            $0.7145                $140,427                      $43

----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to the Agreement and Plan of Reorganization dated as of February 17, 1997, by and among Summit Design, Inc. (the "Registrant"), NYE Acquisition, Inc. and TriQuest Design Automation, Inc., the Registrant assumed all of the outstanding options to purchase Common Stock of TriQuest under the TriQuest Design Automation, Inc. 1995 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Computed in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the filing fee based upon the weighted average exercise price of $0.7145 per share.


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

                              SUMMIT DESIGN, INC.

                     REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

    1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    2. The Registrant's Current Report on Form 8-K dated February 28, 1997, filed pursuant to Section 13(a) of the Exchange Act.

    3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

    4. The Registrant's Current Report on Form 8-K dated July 11, 1997, filed pursuant to Section 13(a) of the Exchange Act.

    5. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 9, 1996, filed pursuant to Section 12(g) of the Exchange Act and declared effective on October 17, 1996, including any amendment or report filed for the purpose of updating such description.

    All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

    The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.    INDEX TO EXHIBITS.


   Exhibit
    Number                 Description of Document
--------------       -------------------------------------
  4.1                TriQuest Design Automation, Inc. 1995 Stock Option Plan and form of agreement thereto

  5.1                Opinion of Counsel as to legality of securities being registered

 23.1                Consent of Coopers & Lybrand L.L.P.

 23.2                Consent of Counsel (contained in Exhibit 5.1)

 24.1                Power of Attorney (see page 5)

-------------------------


ITEM 9.    UNDERTAKINGS.

    (a)    The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon on this 31st day of July 1997.


                                  SUMMIT DESIGN, INC.

                                  By:   /s/ Larry J. Gerhard
                                        ----------------------------
                                        Larry J. Gerhard
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, Larry J. Gerhard and C. Albert Koob, or any of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration
Statement, and to file the same, with all exhibits thereto and any all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signatures                      Title                                  Date
----------------------------   -------------------------------------   --------------------------
/s/ Larry J. Gerhard           Chairman of the Board, President and          July 31, 1997
----------------------------   Chief Executive Officer (Principal
Larry J. Gerhard               Executive Officer)

/s/ C. Albert Koob             Vice President - Finance, Chief               July 31, 1997
----------------------------   Financial Officer and Secretary
C. Albert Koob                 (Principal Financial and Accounting
                               Officer)

/s/ Amihai Ben-David           Director                                      July 31, 1997
----------------------------
Amihai Ben-David

/s/ William V. Botts           Director                                      July 31, 1997
----------------------------
William V. Botts

/s/ Steven P. Erwin            Director                                      July 31, 1997
----------------------------
Steven P. Erwin

/s/ Barbara M. Karmel          Director                                      July 31, 1997
----------------------------
Barbara M. Karmel


                               INDEX TO EXHIBITS


 Exhibit
 Number                     Description of Document
---------   -------------------------------------------------------------------------------------
   4.1      TriQuest Design Automation, Inc. 1995 Stock Option Plan and form of agreement thereto

   5.1      Opinion of Counsel as to legality of securities being registered

  23.1      Consent of Coopers & Lybrand L.L.P

  23.2      Consent of Counsel (contained in Exhibit 5.1)

  24.1      Power of Attorney (see page 5)

-------------------








                                       6